UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 13, 2021

Commission file number	Registrant, State of Incorporation or Organization, Address of Principal Executive Offices and Telephone Number	IRS Employer Identification Number
1-32853	DUKE ENERGY CORPORATION (a Delaware corporation) 526 South Church Street Charlotte, North Carolina 28202-1803 704-382-3853	20-2777218

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c)).

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Duke Energy	Common Stock, $0.001 par value	DUK	New York Stock Exchange LLC
Duke Energy	5.625% Junior Subordinated Debentures due September 15, 2078	DUKB	New York Stock Exchange LLC
Duke Energy	Depositary Shares each representing a 1/1,000th interest in a share of 5.75% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $0.001 per share	DUK PR A	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 13, 2021, Duke Energy Corporation, a Delaware corporation (the “Corporation”), entered into a cooperation agreement (the “Cooperation Agreement”) with Elliott Investment Management L.P., a Delaware limited partnership, Elliott Associates, L.P., a Delaware limited partnership, and Elliott International, L.P., a Cayman Islands limited partnership (collectively, “Elliott”).

Pursuant to the Cooperation Agreement, the Corporation has agreed to take such actions as are necessary within one business day to elect Idalene F. Kesner (the “New Independent Director”), a previously identified independent director-candidate by the Board, to the Corporation’s board of directors (the “Board”). In addition, the Corporation has agreed that the Corporation and Elliott will cooperate and use their respective good faith efforts to identify and mutually agree upon an additional independent director by February 15, 2022, with expertise and skills as determined by the Board’s Corporate Governance Committee (the “Additional New Independent Director” and, together with the New Independent Director, the “New Directors”) and that, by March 31, 2022, the Board and all applicable committees thereof will take such actions as are necessary to elect the Additional New Independent Director to the Board.

Under the terms of the Cooperation Agreement, Elliott has agreed to abide by customary standstill restrictions (subject to certain exceptions relating to private communications to the Corporation) until the first anniversary of the Cooperation Agreement (the “Cooperation Period”), including that Elliott will not, among other things, (A) engage in transactions resulting in Elliott’s beneficial ownership exceeding 4.9% of the Corporation’s common stock, or its aggregate economic exposure exceeding 7.5% of the Corporation’s common stock, (B) seek any additional representation on the Board, (C) make any requests for stock list materials or other books and records of the Corporation, (D) engage in any solicitation of proxies or (E) make certain proposals relating to extraordinary transactions publicly or in a manner that would require public disclosure. The Cooperation Agreement provides that the standstill restrictions will terminate automatically upon certain events, including, among other things, the Corporation’s material breach of the Cooperation Agreement and the Corporation’s entry into certain change-of-control and other extraordinary transactions.

Under the Cooperation Agreement, Elliott has agreed to appear in person or by proxy at any annual or special meeting of the Corporation’s stockholders held during the Cooperation Period and to vote (i) in favor of the slate of directors nominated by the Board for election, and in accordance with the recommendations of the Board on all other proposals and (ii) against the removal of any incumbent directors or the election of any director nominees not recommended by the Board; provided, however, that if both Institutional Shareholder Services Inc. (“ISS”) and Glass, Lewis & Co., LLC (“Glass Lewis”) recommend otherwise with respect to any of the Corporation’s proposals at any such meeting (other than proposals relating to the election or removal of directors, the size of the Board, or filling vacancies on the Board), Elliott is permitted to vote in accordance with the ISS and Glass Lewis recommendation. The Corporation and Elliott also agreed to customary mutual non-disparagement obligations.

The Company has agreed that from the election of the Additional New Independent Director as a member of the Board until the end of the Cooperation Period, the size of the Board will be no greater than fifteen (15) members.

The foregoing description is qualified in its entirety by reference to the Cooperation Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

New Director

On November 13, 2021 the Board appointed Dr. Kesner to the Board, effective November 15, 2021, with an initial term expiring at the 2022 Annual Meeting. The Board has also appointed Dr. Kesner to the Corporate Governance Committee and the Operations and Nuclear Oversight Committee of the Board, effective November 15, 2021.

Dr. Kesner is the Dean and the Frank P. Popoff Chair of Strategic Management at the Indiana University Kelley School of Business, becoming the first woman to lead the School in 2013. The Board has affirmatively determined that Dr. Kesner is independent pursuant to the Corporation’s Standards for Assessing Director Independence, the listing standards of the New York Stock Exchange and the rules and regulations of the Securities and Exchange Commission.

As a non-employee director of the Corporation, Dr. Kesner will receive a pro-rated payment of the cash and stock annual retainer and will be eligible for other retainers (if applicable) in accordance with the Corporation’s Director Compensation Program, as set forth on Exhibit 10.3 of the Company’s Form 10-Q, filed with the SEC on August 3, 2017, and will be eligible to participate in the Corporation’s Directors’ Savings Plan, which is described in the Annual Proxy Statement filed with the SEC on March 23, 2021. Dr. Kesner is subject to the Corporation’s Stock Ownership Guidelines, which require outside directors to own Duke Energy Corporation common stock (or common stock equivalents) with a value equal to at least five (5) times the annual Board cash retainer (i.e., an ownership level of $625,000) or retain fifty percent (50%) of his or her vested annual equity retainer.

There are no arrangements or understandings between Dr. Kesner and any other person pursuant to which Dr. Kesner was elected to the Board, other than with respect to the matters referred to in Item 1.01. There are no transactions in which Dr. Kesner has or will have an interest that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended, at this time.

Retirement of Independent Lead Director

On November 12, 2021, Michael G. Browning, currently the Independent Lead Director of the Board, notified the Board of his voluntary decision to not stand for reelection when his term expires at the 2022 Annual Meeting in accordance with Board’s retirement policy. Mr. Browning’s decision to retire was not the result of any dispute or disagreement with the Corporation, the Corporation’s management or the Board on any matter relating to the operations, policies or practices of the Corporation. The Board, as of November 13, 2021, selected Theodore F. Craver, Jr., an independent director of the Board, to serve as the Independent Lead Director of the Board after Mr. Browning’s retirement.

Item 8.01. Other Events.

On November 15, 2021, the Company issued a press release announcing the Cooperation Agreement, Dr. Kesner’s appointment to the Board, Mr. Browning’s retirement and Mr. Craver’s’s appointment as Independent Lead Director upon Mr. Browning’s retirement. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Cooperation Agreement, dated as of November 13, 2021, by and among Duke Energy Corporation, Elliott Investment Management L.P., a Delaware limited partnership, Elliott Associates, L.P., a Delaware limited partnership, and Elliott International, L.P., a Cayman Islands limited partnership

99.1	Press Release, dated November 15, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

By:	/s/ David S. Maltz
Name:	David S. Maltz
Title:	Vice President, Legal, Chief Governance Officer and Assistant Corporate Secretary

Date: November 15, 2021

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